Exhibit 99.1

Summit Materials

November 5, 2013

Summit Materials, LLC Reports Third Quarter 2013 Results

•	Operating income increases 14.0% to $37.9 million

•	Operating margin improves 160 bps to 12.0%

•	$6.0 million increase in Adjusted EBITDA to $57.6 million

DENVER, CO - Summit Materials, LLC today reported financial results for the quarter ended September 28, 2013. Notable items for the quarter include (all comparisons, unless noted, are with the prior year’s third quarter):

•	Revenue of $316.3 million, slight decline of 0.9%.

•	Operating earnings up 14.0% driven by improved pricing and completion of low margin projects.

•	Year-to-date pricing increased for aggregates, asphalt and ready-mixed concrete products, 3.6%, 4.9% and 4.1%, respectively, compared to the nine months ended September 29, 2012.

•	Year-to-date aggregate and cement volumes increased 1.67% and 5.1%, respectively, while volumes declined among asphalt products 15.2%, compared to the nine months ended September 29, 2012.

Tom Hill, the CEO of Summit Materials, stated, “This quarter our aggregate, ready-mixed concrete and cement product pricing gained momentum in many of our key markets in Texas, Missouri and Kansas. Weather conditions were more favorable as compared to the first half of this year and we saw signs of improvement in several of our major residential and private non-residential markets.”

Third Quarter 2013 Financial Results Compared to Third Quarter 2012

Hill continued, “Although we experienced some wet weather at the start of the third quarter, conditions improved and we were able to achieve a modest improvement in product revenue of $3.6 million, or 1.7%, compared to last year. Operating earnings improved by $4.6 million and Adjusted EBITDA increased by $6.0 million due to a focus on higher margin projects. Heading into the end of the year, our backlog remains healthy. Our aggregate backlog is 38% higher than at this point last year and our ready-mixed concrete and paving and construction backlogs have all increased.”

Central Region Results

The Central Region’s revenue increased 18.4% due to higher volumes across its products and pricing improvements in aggregates and ready-mixed concrete. Adjusted EBITDA improved by $8.2 million due to increased volumes and reduced stripping costs.

West Region Results

The West Region’s revenue declined 17.7% due to a reduction in grading and structural projects. Despite the reduction in sales, Adjusted EBITDA in the West Region increased $1.9 million. This was primarily driven by improved margins on aggregates, asphalt and ready-mixed concrete and improved performance in the Texas construction services business.

East Region Results

The East Region’s revenue increased 20.6%, while Adjusted EBITDA decreased $1.0 million this quarter. This region saw growth in aggregate and asphalt volumes, which led to the increased revenue. The $1.0 million decrease in Adjusted EBITDA is a result of lower asphalt pricing during the quarter due to product mix.

Liquidity and Capital Resources

Our primary sources of liquidity include cash on-hand, cash provided by our operations and amounts available for borrowing under our credit facilities. As of September 28, 2013, we had $19.2 million in cash and working capital of $140.8 million as compared to cash and working capital of $27.4 million and $114.4 million, respectively, at December 29, 2012. We calculate working capital as current assets less current liabilities, excluding the current portion of long term debt and outstanding borrowings on our revolving credit facility. Our remaining borrowing capacity on our revolving credit facility, net of $18.3 million of outstanding letters of credit, as of September 28, 2013 was $47.7 million.

Given the seasonality of our business, we typically experience significant fluctuations in working capital needs and balances throughout the year; these amounts are converted to cash as our operating cycle is completed each fiscal year. Our working capital requirements generally increase during the first half of the year as we buildup inventory and focus on repair and maintenance and other set up costs for the upcoming season. Working capital levels then decrease as we wind down the construction season and enter the winter months, which is when we see significant inflows of cash from the collection of receivables during the peak months of the season.

Free cash flow utilization, a non-GAAP measure defined as operating cash outflow less net capital expenditures, was $44.9 million and $44.4 million in the nine month periods ended September 28, 2013 and September 29, 2012, respectively. Free cash flow in 2013, as compared to 2012, was affected by improved working capital management, which was used to pay an additional $9.8 million of interest payments related to the timing and terms of our January 2012 refinancing and increased investment of $12.4 million in capital projects. In 2013, we have continued to develop an underground mine and storage dome at our cement plant in Hannibal, Missouri and are bringing a new hot mix asphalt plant on-line in Austin, Texas.

Our growth strategy contemplates future acquisitions for which we believe we have access to sufficient capital through committed funds from our sponsors, Blackstone Capital Partners V L.P. and Silverhawk Summit, L.P., and our borrowing capacity.

About Summit Materials, LLC

We are a leading, vertically-integrated, geographically-diverse heavy-side building materials company. We supply aggregates, cement and related downstream products such as ready-mixed concrete, asphalt paving mix, concrete products and paving and related construction services to a variety of end-uses in the U.S. construction industry, including public infrastructure projects, as well as private residential and non-residential construction. Summit has executed 27 transactions since 2009. Our nine operating companies make up our three distinct geographic regions that span 20 states and 23 metropolitan statistical areas.

For more information about Summit Materials, LLC refer to the Company’s website at http://www.summit-materials.com. The information contained on our website is not incorporated herein by reference.

Conference Call Information

The Company will conduct a conference call at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time) on Wednesday, November 6, 2013. Interested parties may access this event by webcast (listen only) https://viavid.webcasts.com/starthere.jsp?ei=1025135.

For those investors without online web access, the conference call may be accessed at:

Conference ID:	4648502
Domestic:	1-877-941-1429
International:	1-480-629-9857

Non-GAAP Financial Measures

Our chief operating decision maker evaluates the performance of our segments and allocates resources to them based on several factors including a measure we call segment profit, or Adjusted EBITDA by segment. We define Adjusted EBITDA as net income (loss) before loss from discontinued operations, income tax expense (benefit), interest expense and depreciation, depletion, amortization and accretion. Accretion expense is recognized on our asset retirement obligations and reflects the time value of money. Given that accretion is similar in nature to interest expense, it is treated consistently with interest expense in determining Adjusted EBITDA. Adjusted EBITDA is determined before considering the loss from discontinued operations as results from discontinued operations is not viewed by management as part of our core business when management assesses the performance of our segments or allocation of resources. Therefore, it is not included in Adjusted EBITDA.

Our chief operating decision maker also considers our free cash flow as a measure of operating performance. We define free cash flow as net cash provided by (used for) operating activities less purchases of property, plant and equipment.

Adjusted EBITDA and free cash flow reflect additional ways of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. However, it should not be construed as being more important than other comparable GAAP measures and must be considered in conjunction with the GAAP measures. In addition, non-GAAP financial measures are not standardized; therefore, it may not be possible to compare such financial measures with other companies’ non-GAAP financial measures having the same or similar names. We strongly encourage investors to review our consolidated interim financial statements in their entirety and not rely on any single financial measure.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans or intentions. Any and all statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, sales volumes and financial results are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results.

In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in our prospectus dated June 10, 2013 (the “Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) in accordance with Rule 424(b) of the Securities Act of 1933, as amended, on June 10, 2013 and other filings with the SEC.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

	September 28,	December 29,
	2013	2012
	(unaudited)	(audited)
Assets
Current assets:
Cash	$19,207	$27,431
Accounts receivable, net	127,036	100,298
Costs and estimated earnings in excess of billings	32,504	11,575
Inventories	96,231	92,977
Other current assets	16,168	10,068

Total current assets	291,146	242,349
Property, plant and equipment, less accumulated depreciation, depletion and amortization (September 28, 2013 - $199,061 and December 29, 2012 - $156,313)	844,175	813,607
Goodwill	195,240	179,120
Intangible assets, less accumulated amortization (September 28, 2013 - $1,393 and December 29, 2012 - $1,354)	15,238	8,606
Other assets	37,575	37,531

Total assets	$1,383,374	$1,281,213

Liabilities, Redeemable Noncontrolling Interest and Member’s Interest
Current liabilities:
Current portion of debt	$88,220	$4,000
Current portion of acquisition-related liabilities	10,533	9,525
Accounts payable	77,725	61,634
Accrued expenses	57,418	49,822
Billings in excess of costs and estimated earnings	4,655	6,926

Total current liabilities	238,551	131,907
Long-term debt	659,498	635,843
Acquisition-related liabilities	27,990	23,919
Other noncurrent liabilities	83,531	84,266

Total liabilities	1,009,570	875,935

Redeemable noncontrolling interest	23,300	22,850
Member’s interest:
Member’s equity	486,327	484,584
Accumulated deficit	(127,898)	(94,085)
Accumulated other comprehensive loss	(9,130)	(9,130)

Member’s interest	349,299	381,369
Noncontrolling interest	1,205	1,059

Total member’s interest	350,504	382,428

Total liabilities, redeemable noncontrolling interest and member’s interest	$1,383,374	$1,281,213

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

(In thousands)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012
Revenue:
Product	$210,162	$206,558	447,343	$440,554
Service	106,101	112,623	230,591	254,066

Total revenue	316,263	319,181	677,934	694,620

Cost of revenue (excluding items shown separately below):
Product	145,605	150,807	327,536	337,774
Service	79,678	88,372	175,662	206,948

Total cost of revenue	225,283	239,179	503,198	544,722

General and administrative expenses	33,822	29,269	107,219	95,186
Depreciation, depletion, amortization and accretion	18,552	17,251	54,577	50,854
Transaction costs	711	233	3,175	1,765

Operating income	37,895	33,249	9,765	2,093
Other income, net	(1,151)	(1,232)	(988)	(291)
Loss on debt financings	—	85	3,115	8,245
Interest expense	14,531	14,591	42,380	43,417

Income (loss) from continuing operations before taxes	24,515	19,805	(34,742)	(49,278)
Income tax expense (benefit)	1,565	149	(1,782)	(1,814)

Income (loss) from continuing operations	22,950	19,656	(32,960)	(47,464)
Loss from discontinued operations	(160)	(1,287)	(257)	(3,011)

Net income (loss)	22,790	18,369	(33,217)	(50,475)
Net income attributable to noncontrolling interest	2,623	1,099	1,105	580

Net income (loss) attributable to member of Summit Materials, LLC	$20,167	$17,270	(34,322)	$(51,055)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Consolidated Statements of Cash Flows

(In thousands)

	Nine months ended
	September 28,	September 29,
	2013	2012
Cash flow from operating activities:
Net loss	$(33,217)	$(50,475)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion, amortization and accretion	59,275	56,129
Share-based compensation expense	1,743	2,149
Deferred income tax benefit	(2,685)	(854)
Net loss on property, plant and equipment disposals	7,709	977
Loss on debt financings	2,989	8,245
Other	(79)	472
(Increase) decrease in operating assets, net of acquisitions:
Account receivable	(18,797)	(39,326)
Inventories	700	(4,347)
Costs and estimated earnings in excess of billings	(21,836)	(17,565)
Other current assets	(1,046)	(4,260)
Other assets	(800)	2,596
Increase (decrease) in operating liabilities, net of acquisitions:
Accounts payable	10,919	18,865
Accrued expenses	(1,020)	13,844
Billings in excess of costs and estimated earnings	(2,421)	1,201
Other liabilities	(1,311)	494

Net cash provided by (used for) operating activities	123	(11,855)

Cash flow from investing activities:
Acquisitions, net of cash acquired	(60,913)	(42,933)
Purchases of property, plant and equipment	(53,659)	(36,812)
Proceeds from the sale of property, plant and equipment	8,642	4,244
Other	—	69

Net cash used for investing activities	(105,930)	(75,432)

Cash flow from financing activities:
Net proceeds from debt issuance	214,390	248,300
Payments on long-term debt	(111,884)	(177,892)
Payments on acquisition-related liabilities	(4,923)	(4,067)
Other	—	(701)

Net cash provided by financing activities	97,583	65,640

Net decrease in cash	(8,224)	(21,647)
Cash – beginning of period	27,431	42,790

Cash – end of period	$19,207	$21,143

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Financial Highlights

(In thousands)

	Three months ended		Nine months ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012
Revenue by product:*
Aggregates	$51,454	$44,446	$119,757	$111,127
Asphalt	87,277	99,981	162,485	182,147
Ready-mixed concrete	36,035	31,035	82,447	77,572
Cement	28,245	25,799	59,160	57,176
Construction and paving	171,399	189,417	343,346	373,504
Other	(58,147)	(71,497)	(89,261)	(106,906)

Total revenue	$316,263	$319,181	$677,934	$694,620

*	Revenue by product includes intracompany sales transferred at market value. The elimination of intracompany transactions is included in Other.

	Three months ended		Nine months ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012
Revenue:
Central region	$115,527	$97,580	$244,207	$226,077
West region	142,921	173,642	322,640	369,767
East region	57,815	47,959	111,087	98,776

Total revenue	$316,263	$319,181	$677,934	$694,620

	Nine Months Ended September 28, 2013		Nine Months Ended September 29, 2012		Percentage Change in
	Volume (1) (in thousands)	Average Selling Price (2)	Volume (1) (in thousands)	Average Selling Price (2)	Volume	Average Selling Price
Aggregates	13,092	$8.89	12,884	$8.58	1.6%	3.6%
Asphalt	2,919	55.42	3,442	52.85	(15.2%)	4.9%
Ready-mixed concrete	883	93.15	850	89.48	3.9%	4.1%

(1)	Volumes are shown in tons for aggregatess and asphalt and in cubic yards for ready-mixed concrete.
(2)	Average selling prices are shown on a per ton basis for aggregatess and asphalt and on a per cubic yard basis for ready-mixed concrete.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Reconciliations of Non-GAAP Financial Measures

(In thousands)

The tables below reconcile our net income (loss) to Adjusted EBITDA and presents Adjusted EBITDA by segment for the three and nine month periods ended September 28, 2013 and September 29, 2012.

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands)
Net income (loss)	$22,790	$18,369	$(33,217)	$(50,475)
Income tax expense (benefit)	1,565	149	(1,782)	(1,814)
Interest expense	14,531	14,591	42,380	43,417
Depreciation, depletion and amortization	18,367	17,110	54,040	50,464
Accretion	185	141	537	390
Loss from discontinued operations	160	1,287	257	3,011

Adjusted EBITDA	$57,598	$51,647	$62,215	$44,993

Adjusted EBITDA by Segment
(in thousands)
Central	$30,710	$22,560	$49,892	$45,177
West	19,175	17,248	19,260	7,598
East	13,167	14,129	10,790	5,556
Corporate	(5,454)	(2,290)	(17,727)	(13,338)

Adjusted EBITDA	$57,598	$51,647	$62,215	$44,993

The following table sets forth a reconciliation of free cash flow for the nine month periods ended September 28, 2013 and September 29, 2012.

	Nine Months Ended
	September 28,	September 29,
	2013	2012
(in thousands)
Net loss	$(33,217)	$(50,475)
Non- cash items	68,952	67,118

Net loss adjusted for non-cash items	35,735	16,643
Change in working capital accounts	(35,612)	(28,498)

Net cash provided by (used for) operating activities	123	(11,855)
Capital expenditures, net of asset sales	(45,017)	(32,568)

Free cash flow	$(44,894)	$(44,423)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Reconciliations of Non-GAAP Financial Measures

(In thousands)

The following table presents a reconciliation of net income to Pro Forma Adjusted EBITDA for the twelve months ended September 28, 2013.

(in thousands)	Twelve Months ended September 28, 2013
Net loss	$(33,319)
Interest expense	57,042
Income tax expense	(3,888)
Depreciation, depletion, amortization and accretion expense	72,013

EBITDA	$91,848

EBITDA for certain acquisitions	(291)
Discontinued operations	147
Gain on revaluation of contingent consideration	(409)
Transaction expenses	3,458
Monitoring fees and expenses	2,474
Strategic fees and initiatives	3,190
Anticipated cost savings	4,864
Non-cash compensation	2,127
Deferred financing fees written off at re-financing	4,340
Loss on disposal and impairment of fixed assets	8,157
Severance and relocation costs	3,630
Other	9,942

Pro Forma Adjusted EBITDA	$133,477

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Financial Highlights

(In millions)

The following is a summary of our credit statistics:

($ in millions)	September 28, 2013		December 29, 2012
Cash	$19.2		$27.4

Debt
Revolving Credit Facility ($150M Capacity)	$84.0		$—
Senior Secured Term Loan	420.9		398.0
Capital Leases	7.8		3.1
Other Debt	2.5		0.6

Total Senior Secured Debt	$515.2		$401.7
10.5 % Senior Notes	250.0		250.0

Total Debt	$765.2		$651.7
Leverage Ratio Calculations
Senior Secured Net Debt (1)	$496.0		$374.3
Total Net Debt(1)	$746.0		$624.3
Pro Forma LTM Adjusted EBITDA	$133.5		$118.9
Senior Secured Net Leverage(2)	3.72	x	3.15	x
Covenant Senior Secured Net Leverage Limit	4.75	x	4.75	x
Total Net Leverage(3)	5.59	x	5.25	x

(1)	Net of cash
(2)	Calculated as the ratio of Senior Secured Net Debt to Pro Forma Adjusted EBITDA.
(3)	Calculated as the ratio of Total Net Debt to Pro Forma Adjusted EBITDA.

Contact:     info@summit-materials.com

                  303-893-0012